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                                                                       Exhibit 5


                                 June 19, 1998



Cygnet Financial Corporation
2525 East Camelback Road, Suite 1150
Phoenix, Arizona 85016


     Re:   Registration Statement on Form S-1


Ladies and Gentlemen:

     We have acted as counsel to Cygnet Financial Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's Registration Statement on Form S-1 (the "Registration Statement"), relating to the registration of 4,650,000 transferable rights (the "Rights") to subscribe for shares of common stock, $.001 par value ("Common Stock") and 5,578,571 shares of Common Stock (the "Company Common Stock"). In arriving at the opinion expressed below, we have reviewed the Registration Statement and the exhibits thereto. In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company, and other persons, and we have made such investigation of law, as we have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, we have assumed (i) the genuineness of signatures not witnessed, the authenticity of documents submitted as originals, and the conformity to originals of documents submitted as copies, (ii) the legal capacity of all natural persons executing the documents discussed herein, (iii) that such documents accurately describe and contain the mutual understanding of the parties and that there are no oral or written statements or agreements that modify, amend, or vary or purport to modify, amend, or vary any of the terms of such documents, (iv) that, as to documents executed by entities other than the Company, that such entity had the power to enter into and perform its obligations under such documents, and that such documents have been duly authorized, executed, and delivered by, and are valid, binding upon, and enforceable against, such entities, and (v) that the Rights and Company Common Stock will conform in all material respects to the description thereof set forth in the Registration Statement.

     Based upon the foregoing, we advise you that, in our opinion, when the following events have occurred:

     (a)   The Registration Statement has become effective under the Securities
Act;
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Cygnet Financial Corporation
June 19, 1998
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     (b) The due authorization, registration, and delivery of the certificate or certificates evidencing the Rights and the Company Common Stock;

     (c) The Rights and Company Common Stock are issued and sold and consideration has been received therefor in the manner specified in the Registration Statement and the exhibits thereto;

     (d) The compliance with all applicable contracts, agreements, and instruments in respect of the issuance of the Rights and Company Common Stock has occurred; and

     (e) The receipt of all necessary approvals, consents or waivers, and the satisfaction of all necessary conditions, to the issuance of the Rights and Common Stock shall have been obtained or satisfied; then

          1. The Company Common Stock to be issued by you will be legally issued, fully paid, and non-assessable.

          2. The Rights to be issued by you will be legally issued and will constitute the valid and binding obligation of the Company enforceable in accordance with their terms, except as enforceability thereof may be limited by
(i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting the rights of creditors generally and (ii) the application of general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

     The foregoing opinions are limited to the federal law of the United States of America, the laws of the State of Arizona, and the General Corporation Law of the State of Delaware. We express no opinion as to the application of the various state securities laws to the offer, sale, issuance, or delivery of the Rights and Company Common Stock.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                                           Very truly yours,

                                           SNELL & WILMER L.L.P.

                                           /s/ Snell & Wilmer L.L.P.